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                                                                EXHIBIT 16









September 26, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read the statements made by Concurrent Computer Corporation (Commission File No. 0-13150) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Current Report on Form 8-K for the month of September 1996. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,





Coopers & Lybrand L.L.P.